UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     January 25, 2008
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany	______________
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 25, 2008, Aqua Society, Inc. (the “Company”) completed a private placement of 2,777,770 units (the “Units”) at a price of EUR 0.18 per unit for total proceeds of EUR 500,000. Each Unit consists of one (1) share of the Corporation’s common stock and one (1) share purchase warrant (the “Warrants”). Each Warrant will entitle the holder to purchase an additional share of the Corporation’s common stock at a price of EUR 0.22 per share for a period of two (2) years from the date of issuance. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investor represented that he is not a US person as defined in Regulation S, and has provided representations indicating that he is acquiring the Company’s securities for investment purposes only and not with a view towards distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.
Date:	January 28, 2008
		By:	/s/ Hubert Hamm

HUBERT HAMM
Chief Executive Officer, Chief Financial Officer,
President, Treasurer and Secretary